UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2011

INCOME NOW CONSULTING
(Exact name of registrant as specified in its charter)

Nevada	333-167984	68-0680465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5348 Vegas Drive, Suite 662,
Las Vegas Nevada 89108
(Address of principal executive offices)

1736 Angel Falls Street
Las Vegas, NV, 89142-1230
(Former address of principal executive offices)

Registrant’s telephone number, including area code:  1-209-694-4885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 18, 2011, the Board of Directors of Income Now Consulting (the “Company” or the “Registrant”) dismissed GBH CPAs, PC, its independent registered public accounting firm. On the same date, August 18, 2011, the accounting firm of Weinberg & Baer LLC, was engaged as the Registrant's new independent registered public accounting firm. The Board of Directors of the Registrant approved of the dismissal of GBH CPAs, PC and the engagement of Weinberg & Baer LLC, as its independent auditor. The report of GBH CPAs, PC on the Company's financial statements for the period from April 23, 2010 (inception) through May 31, 2010 did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements for the fiscal year ended May 31, 2010 included a going concern qualification in the Registrant's audited financial statements.

During the period from April 23, 2010 (inception) through May 31, 2010 and the subsequent interim periods thereto, there were no disagreements with GBH CPAs, PC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GBH CPAs, PC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

The Registrant has requested that GBH CPAs, PC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is attached as Exhibit 16.1.

On August 18, 2011, the Registrant engaged Weinberg & Baer LLC, as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the Registrant has not consulted Weinberg & Baer LLC, regarding any of the matters set forth in Item 304(a)(1)(v)of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit #	Description of Exhibit
16.1*	Letter from GBH CPAs, PC dated August 22, 2011, to the Securities and Exchange Commission regarding statements included in this Form 8-K.
 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Income Now Consulting

By:	/s/ Issam Abud
Name: Issam Abud
Title: Chief Executive Officer

Date:   August 29, 2011